EXHIBIT 10.1

                               SALES AGREEMENT

     TECH-SYM CORPORATION ("Seller") agrees to sell and convey to UNICO, INCORPORATED ("Buyer")and Buyer agrees to buy from Seller the property described below.

                                 SECTION ONE
                                   PROPERTY

     The property is in the County of Piute, State of Utah, and is described as follows:

     The South half of the South half of Section 7; the Southwest Quarter of the Southwest Quarter of Section 8; the North half of the Northwest Quarter and the Southwest Quarter of the Northwest Quarter of Section 17; and the North half and the Northwest Quarter of the Southeast Quarter of Section 18, all in Township 28 South, Range 3 West, Salt Lake Base and Meridian.

     EXCEPTING THEREFROM, except the North half of the Northeast Quarter and the East half of the Northwest Quarter of Section 18; all coal and other minerals, as provided under Sections 65-1-15, 65-1-16, and 65-1-17, Utah Code Annotated 1953 and as amended, together with the right of ingress and egress for the purpose of exploring and or removing the same.

     Buyer has inspected the property and accepts it in its present condition. No agreements or representations pertaining to the property or title to the property or to this transaction have been made, except those stated in this Agreement.

                                 SECTION TWO
                                CONSIDERATION

     The total purchase price for the conveyance is Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "Purchase Price") of which Fifty Thousand and No/100 Dollars ($50,000.00) has been received from Buyer by Security Title Company of Garfield County as Trustee of the Sale with instructions to release said amount to Seller promptly upon execution of this Agreement by both parties. The balance of the Purchase Price shall be evidenced by a negotiable Promissory Note in the amount of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) executed by Buyer in favor of Seller concurrently with the execution of this Agreement with one payment of the entire principal and no interest payable on or before April 20, 2001. Upon receipt of the balance of the Purchase Price, unless this Agreement is sooner terminated as elsewhere provided, the

Trustee of the Sale shall deliver to Buyer, or Buyer's designee, the warranty deed to be deposited with the Trustee of the Sale forthwith.

                                SECTION THREE
                                    TITLE

     Seller shall give and Buyer shall accept such title as Security Title Company of Garfield County will insure under its standard form of title policy in the amount of the Purchase Price, subject only to such encumbrances and exceptions as are customarily and regularly listed as exceptions in the standard form of title policy. Buyer acknowledges receipt of a copy of the Commitment for Title Insurance effective August 4, 2000, from Security Title Company of Garfield County. Buyer has no objections to title as stated in such title commitment and Buyer shall accept title as shown on the title commitment.

     Seller shall furnish at its cost a standard form title insurance policy issued by Security Title Company of Garfield County in the face amount of the purchase price in accordance with its Commitment for Title Insurance effective August 4, 2000, when Buyer has paid the Purchase Price In full.

                                 SECTION FOUR
                           POSSESSION AND INDEMNITY

    Buyer may enter into possession forthwith, but shall not use, generate or store hazardous materials or waste on the property until the Purchase Price is paid in full. Buyer shall indemnify and hold Seller harmless from any and all claims or damages resulting from Buyer's possession or use of the property.

                                 SECTION FIVE
          TAXES AND ASSESSMENTS; PROHIBITION OF WASTE OR ILLEGAL USE

     Buyer shall pay before delinquency all taxes and assessments assumed by Buyer, if any, and any which, as between Seller and Buyer, hereafter become a lien on the premises; shall not permit waste; and shall not use the premises for any illegal purpose. If Buyer fails to pay before delinquency any such taxes or assessments, Seller may pay them, and the amounts so paid shall be deemed part of the Purchase Price and be payable forthwith with interest at the rate of twelve percent (12%) per annum until paid, without prejudice to any other right of Seller by reason of that failure.

                                 SECTION SIX
                        RISK OF TAKING FOR PUBLIC USE

     Buyer assumes all risk of the taking of the property for a public use. Any such taking shall not constitute a failure of consideration, but all sums received by Seller by reason of the taking, less any sums which Seller may be required to expend in procuring those sums, shall be applied as a payment on account of the Purchase Price.

                                SECTION SEVEN
                       TRUSTEE OF SALE AND ESCROW AGENT

     Security Title Company of Garfield County will act as Trustee of the Sale and Escrow Agent.

                                SECTION EIGHT
                            SUCCESSORS AND ASSIGNS

     This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of both parties.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of July 8, 2000.


TECH-SYM CORPORATION, SELLER               UNICO, INCORPORATED, BUYER
10500 Westoffice Drive, Suite 200          P. 0. Box 777
Houston TX 77042-5391                      Magalia CA 95954


By /s/ J. Rankin Tippins                   By /s/ Ray C. Brown
 __________________________                   ______________________

Name: J. Rankins Tippins                   Name: Ray C. Brown

Title: Vice President                      Title: President